SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                                MONSANTO COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


              DELAWARE                             43-1878297
     (State of Incorporation or       (IRS Employer Identification Number)
            Organization)

    800 NORTH LINDBERGH BOULEVARD
         ST. LOUIS, MISSOURI                         63167
   (Address of Principal Executive                 (Zip Code)
              Offices)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]


If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]


Securities Act registration statement file number to which this form relates:
333-36956


Securities to be registered pursuant to Section 12(b) of the Act:

         Title Of Each Class             Name Of Each Exchange On Which
         To Be So Registered             Each Class Is To Be Registered
         -------------------             ------------------------------

    Common Stock, $0.01 Par Value           New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            A description of the Registrant's Common Stock, par value $0.01 per share, is contained in the Registrant's Registration Statement on Form S-1 (File No. 333-36956), filed with the Securities and Exchange Commission (the "Commission") on May 12, 2000, Amendment No. 1 thereto filed with the Commission on August 30, 2000, Amendment No. 2 thereto filed with the Commission on September 22, 2000, and Amendment No. 3 thereto filed with the Commission on September 26, 2000 under the caption "Description of Capital Stock," which description is incorporated herein by reference.

ITEM 2.     EXHIBITS.

            The securities to be registered are to be listed on the New York Stock Exchange (the "NYSE"), on which no other securities of the Registrant are listed. Accordingly, the following exhibits are also being filed with the NYSE:

1. Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-36956), filed with the Securities and Exchange Commission on September 26, 2000.

2. Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended).

3. Registrant's Amended and Restated By-Laws (incorporated by reference to
   Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended).

4. Form of Specimen Certificate for Registrant's Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended).

                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         MONSANTO COMPANY




                                         /s/ R. William Ide III
                                         --------------------------------
                                         Name:  R. William Ide III
                                         Title: Senior Vice President, Secretary
                                                and General Counsel



Dated:  October 10, 2000